UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 28, 2008
NOVELIS INC.
(Exact name of registrant as specified in its charter)

Canada	001-32312	98-0442987

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3399 Peachtree Road NE, Suite 1500, Atlanta, GA		30326

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (404) 814-4200
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On April 29, 2008, Novelis Inc. announced that Kevin Greenawalt, Senior Vice President and President of North America, is retiring and Jean-Marc Germain will succeed Mr. Greenawalt as Senior Vice President and President of North America.
     Mr. Germain has been the Vice President Global Can for Novelis Inc. since January 2007, and he was previously Vice President and General Manager of Light Gauge Products for Novelis North America from September 2004 to December 2006. Prior to that Mr. Germain held a number of senior positions with Alcan Inc. and Pechiney S.A. From January 2004 to August 2004 he served as co-lead of the Integration Leadership Team for the Alcan and Pechiney merger, which occurred in 2004. Prior to that he served as Senior Vice President & General Manager Foil, Strip and Specialties Division for Pechiney from September 2001 to December 2003. Before his time at Alcan and Pechiney, Mr. Germain worked for GE Capital and Bain & Company.
     Mr. Germain will receive an annual base salary of $325,000, an annual short term target bonus percentage of 60% of his base salary, and a long term incentive target of $454,000 of his base salary. He will receive perquisites customarily provided to our executives. Additionally, Mr. Germain will be entitled to receive 18 months severance pay if terminated.
     Mr. Germain, age 42, is a graduate from École Polytechnique in Paris, France.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVELIS INC.
Date: April 30, 2008	By:	/s/ Leslie J. Parrette, Jr.
Leslie J. Parrette, Jr.
Secretary